EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

(a)(1) Certificate of Trust of the Trust, dated May 13, 2010, is incorporated herein by reference to Exhibit (a)(1) in Registrant's Initial Registration Statement filed with the Commission on May 5, 2011 (0001193125-11-128806).

(a)(2) Certificate of Amendment to the Certificate of Trust of the Trust, dated April 12, 2011, is incorporated herein by reference to Exhibit (a)(2) in Registrant's Initial Registration Statement filed with the Commission on May 5, 2011 (0001193125-11-128806).

(a)(3) Amended and Restated Agreement and Declaration of Trust of the Trust, dated June 28, 2011, is incorporated herein by reference to Exhibit (a)(3) in Registrant's Pre-Effective Amendment No. 2 filed with the Commission on September 2, 2011 (Accession No. 0001193125-11-239417).

(a)(4) Amended and Restated By-Laws of the Trust, dated June 28, 2011, is incorporated by reference to Exhibit (b) in Registrant's Pre-Effective Amendment No. 2 filed with the Commission on September 2, 2011 (Accession No. 0001193125-11-239417).